UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers.

On April 5, 2022, Ronald C. Warrington tendered his resignation as the Chief Financial Officer of Atlantic Coastal Acquisition Corp. (the “Company”). Effective as of that date, Mr. Warrington ceased to serve as the Chief Financial Officer of the Company.

On April 11, 2022, the Board of Directors of the Company appointed Jason Chryssicas to serve as the Company’s Chief Financial Officer effective that same day. Mr. Chryssicas, age 37, has served as an advisor to the Company since May 2021. Mr. Chryssicas also serves as the Chief Financial Officer and a director of Atlantic Coastal Acquisition Corp. II, a separate blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses, since October 2021. Prior to that, Mr. Chryssicas served in a variety of leadership positions within financial services and capital markets, including Investor Relations, Investment Banking, Corporate Development and Strategy. Since 2013, Mr. Chryssicas has served in various roles at the financial services companies Cantor Fitzgerald, L.P. and BGC Partners Inc., including his current role as Head of Investor Relations at both firms. As previously disclosed, on February 9, 2022, the Company terminated its proposed business combination with Essentium, Inc., a Delaware corporation (the “Terminated Transaction”). In connection with the Terminated Transaction, Cantor Fitzgerald & Co., an affiliate of Cantor Fitzgerald, L.P., was engaged by the Company as advisor and placement agent. Cantor Fitzgerald Securities, an affiliate of Cantor Fitzgerald, L.P., was engaged by Atlantic Coastal Finance Company LLC (a wholly-owned subsidiary of the Company’s sponsor, Atlantic Coastal Acquisition Management LLC) as lender.

The selection of Mr. Chryssicas as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Chryssicas and any director or executive officer of the Company, and there are no transactions between Mr. Chryssicas and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On April 11, 2022, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Chryssicas, pursuant to which the Company has agreed to provide contractual indemnification against liabilities that may arise by reason of his respective service to the Company, in the form previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-253003) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on February 11, 2021 (as amended, the “Registration Statement”). The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is attached as Exhibit 10.6 to the Registration Statement and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2022

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer